UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2025
JOHNSON CONTROLS INTERNATIONAL PLC
(Exact name of registrant as specified in its charter)

Ireland	001-13836	98-0390500
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One Albert Quay. Cork, Ireland, T12 X8N6
(Address of principal executive offices and postal code)

(353)	21-423-5000	Not Applicable
(Registrant’s telephone number)		(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, Par Value $0.01	JCI	New York Stock Exchange
3.900% Notes due 2026	JCI26A	New York Stock Exchange
0.375% Senior Notes due 2027	JCI27	New York Stock Exchange
3.000% Senior Notes due 2028	JCI28	New York Stock Exchange
5.500% Senior Notes due 2029	JCI29	New York Stock Exchange
1.750% Senior Notes due 2030	JCI30	New York Stock Exchange
2.000% Sustainability-Linked Senior Notes due 2031	JCI31	New York Stock Exchange
1.000% Senior Notes due 2032	JCI32	New York Stock Exchange
4.900% Senior Notes due 2032	JCI32A	New York Stock Exchange
3.125% Senior Notes due 2033	JCI33	New York Stock Exchange
4.250% Senior Notes due 2035	JCI35	New York Stock Exchange
6.000% Notes due 2036	JCI36A	New York Stock Exchange
5.70% Senior Notes due 2041	JCI41B	New York Stock Exchange
5.250% Senior Notes due 2041	JCI41C	New York Stock Exchange
4.625% Senior Notes due 2044	JCI44A	New York Stock Exchange
5.125% Notes due 2045	JCI45B	New York Stock Exchange
6.950% Debentures due December 1, 2045	JCI45A	New York Stock Exchange
4.500% Senior Notes due 2047	JCI47	New York Stock Exchange
4.950% Senior Notes due 2064	JCI64A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01.    Other Events.

On August 7, 2025, Johnson Controls International plc (the “Company”) entered into accelerated share repurchase transactions (the “ASR Transactions”) with each of Bank of America, N.A., Barclays Bank PLC, JPMorgan Chase Bank, National Association and Morgan Stanley & Co. LLC (the “Counterparties”) to repurchase an aggregate of $5.0 billion (the “Repurchase Price”) of the Company’s ordinary shares (the “Shares”). The ASR Transactions are being completed under the Company’s previously announced share repurchase authorization (with current overall remaining availability of $9.8 billion prior to giving effect to the ASR Transactions).

Under the terms of the ASR Transactions, on August 11, 2025, the Company will pay the Repurchase Price to the Counterparties in exchange for an initial delivery of approximately 43,140,640 Shares. The total number of Shares to be repurchased under the ASR Transactions will be based on volume-weighted average prices of the Shares during the term of the ASR Transactions, less a discount and subject to customary adjustments. Upon final settlement of the ASR Transactions, the Company may be entitled to receive additional Shares from the Counterparties or, under certain circumstances, the Company may be required to deliver Shares or make a cash payment, at its option, to the Counterparties.

The agreements governing the ASR Transactions contain customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of Shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the Shares, the specific circumstances under which adjustments may be made to the ASR Transactions, the specific circumstances under which the ASR Transactions may be terminated prior to the scheduled maturity and various acknowledgements, representations and warranties made by the Company. The ASR Transactions are scheduled to terminate in the second quarter of the Company’s 2026 fiscal year.

The Company is authorized under Article 3(d) of its Articles of Association to effect repurchases of Shares as redemptions and any repurchases of Shares pursuant to the ASR Transactions will be effected by redemption.

The Company funded the Repurchase Price with a portion of the net proceeds received from its recent sale of its residential and light commercial HVAC business to Robert Bosch GmbH pursuant to a Stock and Asset Purchase Agreement.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

Date: August 8, 2025	By:	/s/ Richard J. Dancy
		Name:	Richard J. Dancy
		Title:	Vice President and Corporate Secretary